                                                                     EXHIBIT 4.2


                         SECOND SUPPLEMENTAL INDENTURE

          This Second Supplemental Indenture (the "Second Supplemental Indenture") to the Indenture dated as of March 25, 1996, as amended by a First Supplemental Indenture dated as of April 2, 1996 (the "Indenture"), between MARRIOTT INTERNATIONAL, INC., a Delaware corporation to be renamed "Sodexho Marriott Services, Inc." ("SMS"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"), is entered into as of this 27th day of March, 1998, by and among SMS, the Trustee and NEW MARRIOTT MI, INC., a Delaware corporation to be renamed "Marriott International, Inc." ("New Marriott").

          WHEREAS, SMS has outstanding Liquid Yield Option(R) Notes due 2011 (the "Securities") issued under the Indenture;

          WHEREAS, SMS plans to make a special dividend consisting of the distribution (the "Distribution") to holders of its outstanding shares of common stock, par value $1.00 per share, on a share-by-share basis, of all the outstanding shares of Common Stock, par value $0.01 per share, of New Marriott and Class A Common Stock, par value $0.01 per share, of New Marriott;

          WHEREAS, in connection with the Distribution, New Marriott, SMS and Sodexho Alliance, S.A. ("Sodexho") are entering into a LYONs Allocation Agreement dated as of the date hereof (the "LYONs Allocation Agreement"), pursuant to which New Marriott and SMS have agreed, among other things, to effect certain amendments to the Indenture that do not adversely affect the rights of the Securityholders (as defined in the Indenture);

          WHEREAS, the Board of Directors has determined that the conversion rights provided to the Securityholders pursuant to Section 9 of this Second Supplemental Indenture will enable the Securityholders to participate in the Distribution on a basis that is fair and appropriate in light of the basis on which holders of common stock of SMS will participate in the Distribution, and that the notice provided to Securityholders referred to in Section 7 of the LYONs Allocation Agreement is fair and appropriate in light of the notice being provided to holders of common stock of SMS in connection with the Distribution; and

          WHEREAS, pursuant to Sections 9.01(2) and 9.01(4) of the Indenture, SMS and the Trustee may amend the Indenture without the consent of any Securityholder, respectively, to provide for the assumption of the "Company's" obligations under the Indenture by a transferee of the "Company's" assets substantially in its entirety, and to make any change that does not adversely affect the rights of any Securityholder.

          NOW THEREFORE, pursuant to Sections 9.01(2) and 9.01(4) of the Indenture, the parties hereby amend the Indenture as follows:

          Section 1.  Capitalized Terms.  All capitalized terms used herein, and
                      -----------------
not defined herein, shall have the meanings ascribed to them in the Indenture.

          Section 2.  Definitions.
                      -----------
          (a) The following defined terms shall be added to Section 1.01 of the
Indenture:

                    "Distribution" means the special dividend made by SMS,
                     ------------
               consisting of the distribution to holders of Common Stock of SMS, on a share-for-share basis, of all the outstanding shares of Common Stock (as such term is amended to read in the Second Supplemental Indenture).

                    "Distribution Date" means the date the Common Stock is
                     -----------------
               distributed by SMS in the Distribution.

                    "Second Supplemental Indenture" means the Second
                     -----------------------------
               Supplemental Indenture, dated as of March 27, 1998, to this Indenture.

                    "SMS" means Marriott International, Inc., a Delaware
                     ---
               corporation to be renamed "Sodexho Marriott Services, Inc.," until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                    "SMS Common Stock" means the common stock, par value $1.00
                     ----------------
               per share, of SMS as it exists on the Distribution Date (immediately after the Distribution and the SMS Reverse Stock Split), or any other shares of capital stock of SMS into which such common stock shall be reclassified or changed.

                    "SMS Permitted Junior Securities" means Securities of SMS or
                     -------------------------------
               any other corporation that are equity securities or are subordinated in right of payment to all SMS Senior Indebtedness that may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in Article 10B.

                    "SMS Reverse Stock Split" means the one-for-four reverse
                     -----------------------
               stock split pursuant to which every four shares of SMS Common Stock will be converted into one share of SMS Common Stock on the Distribution Date.

                    "SMS Senior Indebtedness" means, without duplication, the
                     -----------------------
               principal of (and premium, if any) and unpaid interest on all present and future (i) indebtedness of SMS for borrowed money,
               (ii) obligations of SMS evidenced by bonds, debentures, notes or similar instruments, (iii) indebtedness incurred, assumed or guaranteed by SMS in connection with the acquisition by it or a SMS Subsidiary of any business, properties or assets (except purchase-money indebtedness classified as accounts payable under generally accepted accounting principles), (iv) obligations of SMS as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, (v) reimbursement obligations of SMS in respect of letters of credit relating to indebtedness or other obligations of SMS that qualify as indebtedness or obligations of the kind referred to in clauses (i) through (iv) above, and (vi) obligations of SMS under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above, in each case unless in the instrument creating or evidencing the indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to the Securities.

                    "SMS Senior Indebtedness Default" means the happening of an
                     -------------------------------
               event of default with respect to any SMS Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding which, if occurring prior to the stated maturity of such SMS Senior Indebtedness, permits any holder thereof thereupon to accelerate the maturity thereof.

                    "SMS Subsidiary" means (i) a corporation, a majority of
                     --------------
               whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by SMS, by one or more subsidiaries of SMS or by SMS and one or more subsidiaries of SMS, (ii) a partnership in which SMS or a subsidiary of SMS holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation) in which SMS, a subsidiary of SMS, or SMS and one or more subsidiaries of SMS, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or
               (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

               (b) The following defined terms shall be amended in their entirety to read as follows:

                    "Common Stock" means the Common Stock, par value $0.01 per
                     ------------
               share, of New Marriott and the Class A Common Stock, par value $0.01 per share, of New Marriott, in each case as it exists on the Distribution Date (immediately after the Distribution) or any other shares of capital stock of New Marriott into which such common stock shall be reclassified or changed.

                    "Company" means the party named as the "Company" in the
                     -------
               first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors. Upon the effectiveness of the Second Supplemental Indenture, Company refers to New Marriott MI, Inc., a Delaware corporation to be renamed as "Marriott International, Inc.".

               (c) The following defined terms shall be added to the cross-reference list contained in Section 1.02 of the Indenture as follows:


                    Term                        Defined in Section
                    ----                        ------------------

               "Company Allocable Payment             4A.02
               Obligation"

               "SMS Allocable Payment                 4A.01
               Obligation"

               Section 3.  Successor Company Substituted.  (a) Effective on the
                           -----------------------------
Distribution Date, pursuant to Section 5.02 of the Indenture, New Marriott expressly assumes by this Second Supplemental Indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Securities and the performance of every obligation and covenant of the Indenture and in the Securities on the part of the "Company" to be performed or observed.

               (b) Effective on the Distribution Date, pursuant to Section 5.02 of the Indenture, New Marriott shall succeed to, and be substituted for, and may exercise every right and power of, the "Company" under this Indenture with the same effect as if New Marriott had been named as the "Company" therein, and thereafter

SMS shall be relieved of all obligations and covenants under the Indenture and the Securities except as provided in this Second Supplemental Indenture.

          Section 4.  SMS Covenants.  A new Article 4A regarding additional
                      -------------
covenants of SMS and the "Company" shall be added to the Indenture immediately following Article 4, as follows:

                                  "ARTICLE 4A

                              ADDITIONAL COVENANTS

                    Section 4A.01.  SMS Allocable Payment Obligation.  SMS
                                    --------------------------------
          assumes responsibility for, and agrees to pay, nine percent (9%) of the amount of each payment required to be made by the Company under the terms of the Indenture and any Securities issued thereunder with respect to Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price and interest (if any) with respect to the Securities (the "SMS Allocable Payment Obligation"); provided that the SMS Allocable Payment Obligation shall not include any amounts required to be paid as interest pursuant to paragraph 1 of the Securities as a result of the Company's failure to satisfy the Company Allocable Payment Obligation (as defined in Section 4A.02).

                    Section 4A.02.  Company Allocable Payment Obligation.
                                    ------------------------------------
          Notwithstanding the foregoing assumption, the Company retains responsibility of all of its obligations under the Indenture, including, without limitation, the obligations (i) to make payment of the SMS Allocable Payment Obligation in the event SMS fails to make such payment in accordance with Section 4A.01 and (ii) in any event, to pay an amount equal to ninety-one percent (91%) of each payment required to be made under the terms of the Indenture and any Securities issued thereunder with respect to Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change of Control Purchase Price and Interest if any) with respect to the Securities (the "Company Allocable Payment Obligation"). The assumption by SMS of the SMS Allocable Payment Obligation shall not limit or affect the rights of the Trustee or the Securityholders under Article 6 of the Indenture to take action against the

          Company if an Event of Default occurs with respect to SMS's obligations under the Indenture.

                    Section 4A.03.  Manner of Payment.  SMS shall satisfy the
                                    -----------------
          SMS Allocable Payment Obligation on the dates and in the manner provided in the Indenture with respect to SMS's payment obligations; provided that SMS shall be permitted to satisfy the SMS Allocable Payment Obligation only by making cash payments in the manner provided in the Indenture, and SMS shall not have the option to pay its allocable portion of the Purchase Price for Securities through issuance and delivery of securities of SMS. Pursuant to Section 3.08(b), the Company shall retain the right to pay all or any portion of the Purchase Price for Securities in cash or through issuance an delivery of Common Stock, or in any combination of cash or Common Stock, as provided for therein (and, any payments made by the Company in Common Stock on behalf of SMS shall be credited against the SMS Allocable Payment Obligation in accordance with Sections 4A.04 and 3.08(d)).

                    Section 4A.04.  Excess Payments.  Without limiting any other
                                    ---------------
          provision contained herein, the Company shall have the right to make payments on behalf of SMS with respect to the SMS Allocable Payment Obligation. Any payments made by the Company shall be credited first against the Company Allocable Payment Obligation, and second, to the extent of any excess payment, against the SMS Allocable Payment Obligation.

                    Section 4A.05   Indemnity.  The provisions of Section 7.06
                                    ---------
          shall apply to SMS with the same force and effect as such provisions apply to the Company with respect to the administration of this trust (provided that SMS's indemnity obligations under this Section 4A.05 shall be with respect to 9% of any indemnity payments due under
          Section 7.06 (other than indemnity payments solely attributable to a breach or alleged breach by the Company of its obligations under this Indenture, which indemnity payments shall be the sole responsibility of the Company.))"

          Section 5.  Successor Corporation.
                      ---------------------

          A new Article 5A regarding a merger, consolidation or transfer of assets involving SMS shall be added immediately following Article 5 as follows:

                                  "ARTICLE 5A

                           SMS SUCCESSOR CORPORATION

                    Section 5A.01.  When SMS May Merge or Transfer Assets.
                                    -------------------------------------
          Section 5.01 shall apply to SMS and transactions involving SMS with the same force and effect as such provisions apply to the Company and transactions involving the Company."

          Section 6.  Defaults and Remedies Against SMS.  A new Article 6A
                      ---------------------------------
regarding remedies against SMS shall be added immediately following Article 6 as follows:

                                  "ARTICLE 6A

                              REMEDIES AGAINST SMS

                    Section 6A.01.  Limitation on Action.  The rights to and
                                    --------------------
          limitations on action against the Company set forth in Article 6 shall also apply to any action against SMS for the enforcement of the SMS Allocable Payment Obligations; without limiting the generality of the foregoing, the Trustee shall be permitted to pursue a remedy against SMS for collection of the SMS Allocable Payment Obligation only under such circumstances as would enable the Trustee under Article 6 to pursue such remedy against the Company (provided that the Trustee shall not have any right to pursue any remedy against SMS with respect to collection of the Company Allocable Payment Obligation)."

          Section 7.  Amendments.  A new Article 9A regarding amendments that
                      ----------
may be effected without the consent of SMS shall be added immediately following
Article 9 as follows:

                                  "ARTICLE 9A

                     AMENDMENTS WITHOUT THE CONSENT OF SMS

                    Section 9A.01.  Amendments Without the Consent of SMS.  The
                                    -------------------------------------
          Company and the Trustee may amend this Indenture or the Securities without the consent of SMS so long as such amendment does not adversely affect the rights of, or alter the covenants or obligations of, SMS with respect to the Indenture or the Securities. The Company shall provide prior notice to SMS of any such amendment proposed to be made. If requested by the Company, SMS will enter into any amendment or supplement to this Indenture consistent with this Section 9A.01.


          Section 8.  Subordination.
                      -------------

          (a) A new Article 10A regarding the rights of holders of Senior Indebtedness with respect to the SMS Allocable Payment Obligation shall be added immediately following Article 10 as follows:

                                  "ARTICLE 10A

               SUBORDINATION OF SMS ALLOCABLE PAYMENT OBLIGATION
                             TO SENIOR INDEBTEDNESS

                    Section 10A.01.  SMS Subordination.  The rights of
                                     -----------------
          Securityholders to receive payment from SMS pursuant to the SMS Allocable Payment Obligation in respect to each and all of the Securities is hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, to the same extent that the rights of Securityholders to receive payment from the Company are subordinate to prior payment in full of Senior Indebtedness pursuant to Article 10 of the Indenture.

                    Section 10A.02.  Applicability of Article 10.  SMS shall be
                                     ---------------------------
          obligated to continue to make payments in satisfaction of the SMS Allocable Payment Obligation to the Paying Agent during such times as the Company shall be prohibited from making payments to Securityholders under Article 10; provided, however, that all such payments made by SMS shall be paid over and delivered forthwith by the Paying Agent to the Company (or to a trustee in bankruptcy, receiver, liquidating trustee, Custodian, assignee, agent or other Persons making payment or distribution of assets of the Company, if the provisions of Section 10.02 of the Indenture are then applicable) for the benefit of the holders of Senior Indebtedness, as if such payments were made by the Company. The subordination provisions set forth in
          Article 10 shall apply to amounts paid by SMS under the SMS Allocable Payment Obligation, such that the Paying Agent, Trustee and Securityholders shall be required to pay over to the Company (or to a trustee in bankruptcy, receiver, liquidating trustee, Custodian, assignee, agent or other Person making payment or distribution of assets of the Company, if the provisions of Section 10.02 of the Indenture are then applicable), for the benefit of holders of Senior Indebtedness, all amounts paid by SMS, to the same extent that such persons would be required under
          Article 10 to pay over for the benefit of holders of Senior Indebtedness amounts paid by the Company pursuant to its obligations under the Indenture.

                    Section 10A.03.  Satisfaction of SMS Allocable Payment
                                     -------------------------------------
          Obligation. SMS's total payment obligation under this Indenture is
          ----------
          limited to payment of the SMS Allocable Payment Obligation. Any amounts paid by SMS which are paid over for the benefit of the holders of Senior Indebtedness pursuant to this Article 10A shall reduce the amount of the SMS Allocable Payment Obligation on a dollar-for-dollar basis. Securityholders shall have no right to seek payment from SMS with respect to any amounts paid by SMS to holders of Senior Indebtedness pursuant to this Article 10A; provided, however, that Securityholders shall retain their rights of subrogation against the Company pursuant to Section 10.06 of the Indenture with respect to any payments in satisfaction of the SMS Allocable Payment Obligation that are paid over for the benefit of the holders of the Senior Indebtedness."

          (b) A new Article 10B regarding subordination of the SMS Allocable Payment Obligation to holders of SMS Senior Indebtedness shall be added immediately following Article 10A as follows:

                                  "ARTICLE 10B
               SUBORDINATION OF SMS ALLOCABLE PAYMENT OBLIGATION
                           TO SMS SENIOR INDEBTEDNESS

          SECTION 10B.01.  SMS Allocable Payment Obligation Subordinate to
                           -----------------------------------------------
          SMS Senior Indebtedness.  The indebtedness represented by the
          -----------------------
          SMS Allocable Payment Obligation in respect of each and all of the Securities is hereby expressly made subordinate and subject in right of payment to the prior payment in full of all SMS Senior Indebtedness.

          SECTION 10B.02.  Payment Over of Proceeds Upon Dissolution, Etc.
                           -----------------------------------------------
          Upon any distribution of assets of SMS in the event of:

               (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to SMS or to its creditors, as such, or to its assets, or

               (b) any liquidation, dissolution or other winding up of SMS, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or

               (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of SMS, then and in any such event the holders of SMS Senior Indebtedness shall be entitled to receive

               (1) payment in full of all amounts due or to become due on or in respect of all SMS Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before the Holders of the Securities are entitled to receive any payment (other than SMS Permitted Junior Securities) on account of the SMS Allocable Payment Obligation in respect of the Securities, and

               (2) any payment or distribution of any kind or character, whether in cash, property or securities (other than SMS Permitted Junior Securities), which may be payable or deliverable to respect of the SMS Allocable Payment Obligation in any such case, proceeding, dissolution, liquidation or other winding up or event, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of SMS being subordinated to the payment of the SMS Allocable Payment Obligation.

          In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of SMS of any kind or character, whether in cash, property or securities (other than SMS Permitted Junior Securities), including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of SMS being subordinated to the payment of the SMS Allocable Payment Obligation, before all SMS Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, Custodian, assignee, agent or other Person making payment or distribution of assets of SMS for application to the payment of all SMS Senior Indebtedness remaining unpaid, to the extent necessary to pay all SMS Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of SMS Senior Indebtedness.

          The consolidation of SMS with, or the merger of SMS into, another person or the liquidation or dissolution of SMS following the conveyance or transfer of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Article 5A shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of SMS for the purposes of this Section if the person formed by such consolidation or into which SMS is merged or the person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall as part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article 5A.

          SECTION 10B.03  Acceleration of Securities.  In the event that
                          --------------------------
          any Securities are declared due and payable before their Stated Maturity pursuant to Section 6.02, then and in such event SMS shall promptly notify holders of SMS Senior Indebtedness of such acceleration. SMS may not pay the SMS Allocable Payment Obligation until the earlier of (i) the passage of 120 or more days have passed after such acceleration occurs or (ii) the payment in full of all SMS Senior Indebtedness, and may thereafter pay the SMS Allocable Payment Obligation if this Article 10B permits the payment at that time.

          In the event that, notwithstanding the foregoing, SMS shall make any payment to the Trustee or the Holder of any Securities prohibited by the foregoing provisions of this Section 10B.03, and if such facts shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to SMS by or on behalf of the person holding such payment for the benefit of the holders of SMS Senior Indebtedness.

          The provisions of this Section 10B.03 shall not apply to any payment with respect to which Section 10B.02 would be applicable.

          SECTION 10B.04.  Default on SMS Senior Indebtedness.  SMS may not
          ---------------  ----------------------------------
          make any payment of the SMS Allocable

          Payment Obligation in respect of the Securities or acquire any Securities for cash or property (except as otherwise provided by Article 11A) if:

               (1) a payment default on any SMS Senior Indebtedness has occurred and is continuing beyond any applicable grace period with respect thereto; or

               (2) a default (other than a default referred to in the preceding clause (1)) on any SMS Senior Indebtedness occurs and is continuing that permits holders of such SMS Senior Indebtedness to accelerate the maturity thereof and the default is the subject of judicial proceedings or SMS receives a notice of default thereof from any person who may give such notice pursuant to the instrument evidencing or document governing such SMS Senior Indebtedness. If SMS receives any such notice, then a similar notice received within nine months thereafter relating to the same default on the same issue of SMS Senior Indebtedness shall not be effective for purposes of this
          Section 10B.04.

          SMS may resume payment of the SMS Allocable Payment Obligation and may acquire
          Securities if and when:

               (A) the default referred to above is cured or waived; or

               (B) in the case of a default referred to in clause (2) of the preceding paragraph, 179 or more days pass after the receipt by SMS of the notice described in clause (2) above; and

          this Article 10B otherwise permits the payment or acquisition at that time.

          In the event that, notwithstanding the foregoing, SMS shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall then have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall (to the extent permitted by law) be paid over and delivered forthwith to SMS by or on behalf of the person holding such payment for the benefit of the holders of the SMS Senior Indebtedness.

          Nothing contained in this Article 10B shall prevent the conversion by a Holder of any Securities into SMS Common Stock in accordance with the provisions for conversion of such Securities set forth in this Indenture, including the payment of cash in lieu of fractional shares of SMS Common Stock in accordance with Article 11A, in the event of an occurrence of the events described in this Section 10B.04.

          The provisions of this Section shall not apply to any payment with respect to which Section 10B.02 would be applicable.

          SECTION 10B.05.  Payment Permitted If No Default.  Nothing contained
                           -------------------------------
          in this Article or elsewhere in this Indenture shall prevent (a) SMS, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of SMS referred to in Section 10B.02 or under the conditions described in
          Section 10B.03 or 10B.04, from making payments at any time of the SMS Allocable Payment Obligation in respect of the Securities, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the SMS Allocable Payment Obligation in respect of the Securities or the retention of such payment by the Holders of the Securities, if, at the time of such application by the Trustee, the Trustee did not have actual knowledge that such payment would have been prohibited by the provisions of this Article.

          SECTION 10B.06.  Subrogation to Rights of Holders of SMS Senior
                           ----------------------------------------------
          Indebtedness. Subject to payment in full of all SMS Senior
          ------------
          Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such SMS Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of SMS which by its express terms is subordinated to indebtedness of SMS to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such SMS Senior Indebtedness to receive payments or distributions of cash, property and securities applicable to the SMS Senior Indebtedness until the SMS Allocable Payment Obligation in respect of the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the SMS Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of SMS Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among SMS, its creditors other than holders of SMS Senior Indebtedness and the Holders of Securities, be deemed to be a payment or distribution by SMS to or on account of the SMS Senior Indebtedness.

          SECTION 10B.07.  Provisions Solely to Define Relative Rights.
                           -------------------------------------------
          The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of SMS Senior Indebtedness, on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among SMS, its creditors other than holders of SMS Senior Indebtedness and the Holders of the Securities, the obligation of SMS, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of SMS Senior Indebtedness, is intended to rank equally with all other general obligations of SMS), to pay the SMS Allocable Payment Obligation in respect of the Securities as and when the same shall become due and payable in accordance with the terms of this Indenture; or (b) affect the relative rights against SMS of the Holders of the Securities and creditors of SMS other than the holders of SMS Senior Indebtedness; or
          (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of SMS Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

          SECTION 10B.08.  Trustee to Effectuate Subordination. The Trustee
                           -----------------------------------
          shall take such action as may be necessary or appropriate to effectuate the subordination provided in this Article.

          SECTION 10B.09.  No Waiver of Subordination Provisions.  No right
                           -------------------------------------
          of any present or future holder of any SMS Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of SMS or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by SMS with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of SMS Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the

          Holders of the Securities, without incurring responsibility of the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of SMS Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, SMS Senior Indebtedness, or otherwise amend or supplement in any manner SMS Senior Indebtedness or any instrument evidencing the same or any agreement under which SMS Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing SMS Senior Indebtedness; (iii) release any person liable in any manner for the collection of SMS Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against SMS and any other Person.

          SECTION 10B.10 Notice to Trustee.  SMS shall give prompt written
                         -----------------
          notice to the Trustee of any fact known to SMS which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to this Article or any other provision of this Indenture, unless and until the Trustee shall have received written notice thereof from SMS or a holder of SMS Senior Indebtedness or from any trustee therefor or from any other person referred to in the second sentence of Section 10.10; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided,
                                                                       --------
          however, that if a Trust Officer of the Trustee shall not have
          -------
          received, at least three Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose the notice with respect to such money provided for in this Section 10B.10, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

          The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of SMS Senior Indebtedness (or a trustee therefore) to establish that such notice has been given by a holder of SMS Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of SMS Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of SMS Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such person pleading judicial determination as to the right of such person to receive such payment.

          SECTION 10B.11.  Reliance on Judicial Order or Certificate of
                           --------------------------------------------
          Liquidation Agent. Upon any payment or distribution of assets of SMS
          -----------------
          referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order to decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the Trustee in bankruptcy, liquidating trustee, Custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the SMS Senior Indebtedness and other indebtedness of SMS, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

          SECTION 10B.12.  Trustee No Fiduciary for Holders of SMS Senior
                           ----------------------------------------------
          Indebtedness.  The Trustee shall not be deemed to owe any fiduciary
          ------------
          duty to the holders of SMS Senior Indebtedness and shall not be liable to any cash holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to SMS or to any other person cash, property or securities to which any holders of SMS Senior Indebtedness shall be entitled by virtue of this Article or otherwise. The Trustee shall not be charged with knowledge of the existence of SMS Senior Indebtedness or of any facts that would prohibit any payment hereunder or that would permit the resumption of any such payment unless a Trust Officer of the Trustee shall have received notice to that effect at the address of the Trustee set forth in
          Section 13.02. With respect to the holders of SMS

          Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 10B and no implied covenants or obligations with respect to holders of SMS Senior Indebtedness shall be read into this Indenture against the Trustee.

          SECTION 10B.13.  Rights of Trustee as Holder of SMS Senior
                           ------------------------------------------
          Indebtedness; Preservation of Trustee's Rights. The Trustee in its
          ----------------------------------------------
          individual capacity shall be entitled to all the rights set forth in this Article with respect to any SMS Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of SMS Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

          Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06 or Section 4A.05.

          SECTION 10B.14.  Article 10B Applicable to Paying Agents.  In
                           ---------------------------------------
          case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents an purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that
                                                  --------  -------
          Sections 10B.10 and 10B.12 shall not apply to SMS or any Affiliate of SMS if it or such Affiliate acts as Paying Agents."

          SECTION 10B.15.  Relationship of Article 10B to Article 10 and
                           ---------------------------------------------
          Article 10A. Article 10B provides for subordination of the SMS
          -----------
          Allocable Payment Obligation to SMS Senior Indebtedness, and payment of the SMS Allocable Payment Obligation shall be subject to the restrictions against payment set forth in Article 10B whether or not payments with respect to the Securities are restricted under Article 10 and Article 10A. The Company remains liable to the Securityholders for the timely payment of its obligations under the Indenture even if payment of the SMS Allocable Payment Obligation is prohibited or delayed pursuant to Article 10B."

          (c) Section 10.10 shall be amended by adding the following phrase to the second sentence of Section 10.10 immediately following the words "trustee therefor":

                    "or from any other person referred to in the second sentence of Section 10B.10"

          Section 9.  Conversion Rights Related to Common Stock.  The first
                      -----------------------------------------
paragraph of Section 11.01 of the Indenture is hereby amended by deleting the last sentence thereof and inserting the following sentence:

                    "Effective on the effectiveness of the Second Supplemental Indenture, upon conversion of a Security pursuant to this Article 11, a holder shall be entitled to receive, per $1,000 of Principal Amount thereof (the "Conversion Rate"), 8.760 shares of Common Stock, par value $0.01 per share, of New Marriott and 8.760 shares of Class A Common Stock, par value $0.01 per share, of New Marriott, subject to adjustment as herein set forth."

          Section 10.  Conversion Rights in SMS Common Stock.  A new Article 11A
                       -------------------------------------
regarding conversion rights of Securityholders with respect to SMS Common Stock shall be added immediately following Article 11 as follows:

                                  ARTICLE 11A

                        CONVERSION INTO SMS COMMON STOCK

                    Section 11A.01.  Conversion Privilege.  Securityholders
                                     --------------------
          exercising their right to convert Securities into Common Stock pursuant to Section 11.01 of the Indenture shall also have the right to receive, upon conversion of Securities, 2.190 shares of SMS Common Stock per $1,000 Principal Amount of Securities so converted, as adjusted as set forth in Section 11A.06 below (the "SMS Conversion Rate").

                    Section 11A.02.  Conversion Procedure.  A holder shall be
                                     --------------------
          entitled to receive SMS Common Stock upon conversion of a Security after satisfaction of the requirements set forth in paragraph 9 of the Securities. SMS shall deliver a certificate for the number of full shares of SMS Common Stock issuable upon conversion and cash in lieu of any fractional shares determined pursuant to Section 11A.03 below, on the dates and in the manner set forth in the Indenture with respect to delivery of Common Stock upon conversion of a Security, and the second and fifth paragraphs of Section 11.02, and the first sentence of the fourth paragraph of Section 11.02, shall apply to the issuance by SMS of the SMS Common Stock upon conversion of a Security with the same force and effect as such provisions apply to the issuance by the Company of Common Stock upon conversion of a Security. The Company shall provide SMS with notice (by telecopy, with a copy of any such notice delivered by mail) as soon as practicable (in any event within 5 days) after a Securityholder has initiated any of the conversion procedures set forth in paragraph 9 of the Securities, and shall provide SMS with notice (by telecopy, with a copy of such notice delivered by mail) that a Conversion Date has occurred no later than one business day following such Conversion Date.

                    Section 11A.03.  Fractional Shares.  SMS will not issue
                                     -----------------
          fractional shares of SMS Common Stock upon conversion of Securities. Instead, SMS will deliver cash for the current market value of the fractional shares of SMS Common Stock as provided for in Section 11.03 with respect to delivery of cash in lieu of fractional shares of Common Stock. The current market value of a share of SMS Common Stock shall be determined in the same manner as the current market value of a share of Common Stock is determined under Article 11 of the Indenture.

                    Section 11A.04.  Taxes on Conversion.  SMS shall pay taxes
                                     -------------------
          due on the issuance and delivery of shares of SMS Common Stock upon conversion of a Security to the same extent that the Company is required to pay taxes due on the issuance and delivery of shares of Common Stock under Section 11.04.

                    Section 11A.05.  SMS to Provide Stock.  Section 11.05 shall
                                     --------------------
          apply to SMS with respect to the issuance and delivery of SMS Common Stock with the same force and effect as such provision applies to the issuance and delivery of Common Stock by the Company.

                    Section 11A.06.  Adjustment to SMS Conversion Privilege and
                                     ------------------------------------------
          SMS Conversion Rate. The conversion privilege with respect to SMS
          -------------------
          Common Stock set forth in Section 11A.01 and the SMS Conversion Rate shall be adjusted in accordance with the adjustment provisions set forth in Sections 11.06, 11.07, 11.08, 11.09, 11.10, 11.12, 11.17 and
          11.18, such that such provisions shall apply to SMS and actions taken by SMS that affect the SMS Common Stock, with the same force and effect as they apply to the Company and actions taken by the Company that affect the Common Stock.

                    Section 11A.07.  Notice of Adjustment.  The notice
                                     --------------------
          provisions of Sections 11.10, 11.11 and 11.13 shall apply to SMS with respect to events requiring an adjustment to the SMS Conversion Rate with the same force and effect as such provisions apply to the Company. Promptly upon request, the Company shall provide SMS with all necessary information regarding Securityholders, the Trustee and the Conversion Agent to permit SMS to satisfy such notice obligations.

                    Section 11A.08.  Reorganization of SMS; Special
                                     ------------------------------
          Distribution; Other. Section 11.14 shall apply to SMS with the same
          -------------------
          force and effect as such provision applies to the Company (provided that the reference contained therein to Section 5.01 shall be deemed to refer to Section 5A.01).

                    Section 11A.09.  SMS Determination Final.  Any determination
                                     -----------------------
          that SMS or the Board of Directors of SMS must make pursuant to this
          Article 11A shall be conclusive to the same extent that a determination by the Board of Directors of the Company is conclusive pursuant to Section 11.15.

                    Section 11A.10.  Trustee's Adjustment Disclaimer.  Section
                                     -------------------------------
          11.16 shall apply to this Article and to SMS with the same force and effect as such provision applies to Article 11 and the Company."


          Section 11.  Miscellaneous.  A new Article 13A shall be added
                       -------------
immediately following Article 13 as follows:


                                  "ARTICLE 13A

                            MISCELLANEOUS PROVISIONS
                               APPLICABLE TO SMS

                    Section 13A.01.  TIA Compliance.  If any provision of the
                                     --------------
          Second Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in the Second Supplemental Indenture by the TIA, the required provision shall control.

                    Section 13A.02.  Notices.  Copies of any notice that the
                                     -------
          Company delivers to, or receives from, the Paying Agent, the Registrar, the Conversion Agent, the Trustee, the Securityholders or the holders of Senior

          Indebtedness pursuant to the terms of the Indenture shall, promptly after such notice is delivered or received, be delivered by the Company to SMS. Copies of any notice that the Trustee is required to deliver to the Company under the Indenture shall, at the time such notice is delivered to the Company, be delivered to SMS. Similarly, copies of any notice that SMS delivers to, or receives from, the Paying Agent, the Registrar, the Conversion Agent, the Trustee, the Securityholders or the holders of SMS Senior Indebtedness pursuant to the terms of the Indenture shall, promptly after such notice is delivered or received, be delivered by SMS to the Company. Copies of any notice that the Trustee is required to deliver to SMS under the Indenture shall, at the time such notice is delivered to SMS, be delivered to the Company.

          Any notice or communication to SMS shall be delivered to SMS in the manner set forth in Section 13.02 (except as provided in Section 11A.02 with respect to notices that are required to be telecopied). SMS's address shall be as follows:

                    Sodexho Marriott Services, Inc.
                    f/k/a Marriott International, Inc.
                    10400 Fernwood Road
                    Bethesda, Maryland  20058
                    Attention:  Corporate Secretary
                    Telecopy:  (301) 380-3000

                    Section 13A.03.  Non-impairment.  Nothing in the Second
                                     --------------
          Supplemental Indenture shall impair the rights of the Trustee or the Securityholders and the obligations of the Company as such rights and obligations existed prior to the execution and delivery hereof.

                    Section 13A.04. No Recitals, etc.  The Trustee assumes no
                                    -----------------
          responsibility for or in respect of the validity or sufficiency of the Second Supplemental Indenture or the due execution hereof by the Company and SMS or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company and SMS."

                                   SIGNATURES

          IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Second Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

                                    NEW MARRIOTT MI, INC. (To Be Renamed
                                    "Marriott International, Inc.")

                                    By /s/ RAYMOND G. MURPHY
                                       ---------------------
                                       Title: Vice President and Treasurer

Attest:
/s/ W. DAVID MANN
-----------------
W. David Mann


                                    MARRIOTT INTERNATIONAL, INC. (To Be Renamed
                                    "Sodexho Marriott Services, Inc.")

                                    By /s/ LAWRENCE E. HYATT
                                       ---------------------
                                    Title: Vice President

Attest:

/s/ Joan Rector McGlockton
--------------------------
Joan Rector McGlockton

                                    THE BANK OF NEW YORK, as Trustee

                                    By /s/ MARYBETH A. LEWICKI
                                       -----------------------
                                    Title: Assistant Vice President